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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2004 on the financial statements of Cimarex Energy Co. 401(k) Plan, appearing in the Annual Report on Form 11-K and Amendment No. 1 to Form 11-K for the year ended December 31, 2003.

/s/ Anton Collins Mitchell LLP

Denver, Colorado
June 8, 2005

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  Consent of Independent Registered Public Accounting Firm